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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of Sealy Mattress Company of our report dated February 10, 2004, except as to the last sentence of paragraph three in Note 4 for which the date is February 27, 2004, relating to the consolidated financial statements and financial statement schedules of Sealy Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/  PRICEWATERHOUSECOOPERS LLP

Greensboro, North Carolina
August 11, 2004

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Consent of Independent Registered Public Accounting Firm